UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina	27028
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (336) 940-3769

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2025, 22nd Century Group, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Needham & Company, LLC (the “Sales Agent”) under which the Company may issue and sell in a registered offering shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to the Sales Agent (the “ATM Offering”). The Company currently intends to use any net proceeds from this ATM Offering for general corporate purposes, including expansion and acceleration of the Company’s VLN® reduced nicotine content tobacco cigarettes including through partner brands, research and development expenses, procurement and development of additional intellectual property rights and working capital.

Subject to the terms and conditions of the Sales Agreement, each time that the Company wishes to issue and sell shares of common stock, it will notify the Sales Agent and the Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement.

The Company will pay the Sales Agent 3.00% of the gross proceeds of the sales price per share of common stock sold through the Sales Agent under the Sales Agreement. In addition, the Company will reimburse the Sales Agent for certain fees and disbursements to its legal counsel incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $100,000 for the establishment of the ATM Offering and $10,000 for each periodic update of the ATM Offering.

Sales of the Company’s common stock through or to the Sales Agent, if any, will be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The Company is not obligated to make any sales of its common stock under the Sales Agreement and may at any time suspend offers under the Sales Agreement. The Sales Agreement will terminate upon the earlier of (i) the sale of all of the Company’s common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as permitted therein.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The issuance and sale of common stock, if any, by the Company under the Sales Agreement will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-270473) filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023 and declared effective on March 31, 2023, the base prospectus included therein and the related prospectus supplement, dated November 4, 2025, to be filed with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock nor shall there be any sale of shares of common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

A copy of the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of securities is attached hereto as Exhibit 5.1.

Item 2.02	Disclosure of Results of Operations and Financial Condition

On November 4, 2025, the Company issued an earnings release for the quarter ended September 30, 2025. A copy of the earnings release is furnished as Exhibit 99.1 to this report.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2025, the Company entered into executive employment agreements with certain executives, including its named executive officers (the “Employment Agreements”). The Employment Agreements have the initial durations indicated in the table below (the “Initial Term”), with automatic one-year renewal periods unless either party provides advance written notice of an intent not to renew.

The Employment Agreements specify the titles and provide for base salaries at the current levels indicated in the table below. They also provide that the executive officers will be eligible to participate in annual cash incentive and long-term cash and equity incentive plans and programs, as well as other employee benefit plans, that are generally provided to the Company’s senior executives from time to time.

The Employment Agreements also provide that, upon an involuntary termination of the executive officer’s employment by the Company without Cause (as defined in the Employment Agreements), or upon a resignation for Good Reason (as defined in the Employment Agreements) upon or within 24 months following a Change of Control (as defined in the Company’s 2021 Omnibus Incentive Plan or any successor incentive plan) (the “Change of Control Employment Period”), the executive officer will receive the severance payment indicated in the table below, as well as subsidized COBRA benefits for the continuation period indicated in the table below.

Executive Officer	Initial Term	Title	Current Base Salary	Severance Payment on Qualifying Termination Not During Change of Control Employment Period	Severance Payment on Qualifying Termination During Change of Control Employment Period	COBRA Continuation Period
Lawrence Firestone	42 months	Chief Executive Officer	$425,000	1.5x sum of base salary plus target bonus	2.5x sum of base salary plus greater of target bonus or prior year’s actual bonus	18 months
Daniel Otto	39 months	Chief Financial Officer	$315,000	1.0x sum of base salary plus target bonus	1.5x sum of base salary plus greater of target bonus or prior year’s actual bonus	12 months
Jonathan Staffeldt	36 months	General Counsel	$315,000
Scott Marion	39 months	Vice President Manufacturing Operations	$275,000
Robert Manfredonia	36 months	Executive Vice President Sales and Marketing	$275,000

“Cause” is defined generally in the Employment Agreements to include (a) a willful act or omission that is a material breach of any material obligation under the Employment Agreement or material written policy or procedure and failure to cure, (b) continued willful failure or refusal to substantially perform duties reasonably required, (c) an act of moral turpitude, dishonesty or fraud by, or criminal conviction (excluding non-felony convictions relating solely to vehicle and traffic offenses), (d) material misappropriation of Company property or (e) other willful misconduct that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company. “Good Reason” is defined generally in the Employment Agreements to include (1) a breach by the Company or successor in the Change of Control of the Employment Agreement, (2) a reduction in base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the executive officer, those in effect at any time after the Change of Control, (3) the removal of the executive officer from, or failure to reelect or reappoint the executive to, any of the positions held with the Company on the date of the Change of Control or any other positions with the Company to which the executive officer has been elected, appointed or assigned, (4) a material adverse change, without the executive officer’s written consent, in the executive officer’s working conditions or status with the Company relative to the most favorable working conditions or status in effect during the 180-day period prior to the Change of Control or, to the extent more favorable to the executive officer, those in effect at any time after the Change of Control, (5) the relocation by more than 50 miles from the principal place of employment on the date 180 days prior to the Change of Control, (6) a requirement to travel 20% in excess of the average number of days per month the executive officer was required to travel during the 180-day period prior to the Change of Control, or (7) a failure to obtain an agreement from a successor in a Change of Control expressly to assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by the Employment Agreement.

Upon a qualifying termination, the executive officers will also receive accrued but unpaid benefits. Equity awards will be treated as provided in the applicable equity incentive plan and award agreements. The Employment Agreements also require the executive officers to comply with certain restrictive covenants.

The foregoing description of the Employment Agreements is only a summary and is qualified in its entirety by the form of Executive Employment Agreement that is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 5.1	Opinion of Foley & Lardner LLP
Exhibit 10.1	Sales Agreement, dated November 4, 2025, by and between 22nd Century Group, Inc. and Needham & Company, LLC
Exhibit 10.2	Form of Executive Employment Agreement
Exhibit 23.1	Consent of of Foley & Lardner LLP (included in Exhibit 5.1)
Exhibit 99.1	Earnings release dated November 4, 2025
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: November 4, 2025	Lawrence Firestone
Chief Executive Officer